Exhibit No. 10(a)(*)

TRANSITION AND SEPARATION AGREEMENT

TO:	Norma Knudsen

FROM:	Regis Corporation	VIA EXPRESS COURIER

DATE:	January 9, 2014

Please read this Agreement and its Exhibits carefully. You are giving up certain legal claims that you might have against Regis Corporation and other entities and persons by signing this Agreement and the First Release. You are advised to consult an attorney before signing this Agreement and the First Release.

This Transition and Separation Agreement (“Agreement”) is between Norma Knudsen (“you” or “your” or “Employee”) and Regis Corporation, a Minnesota corporation (together with Regis Corporation, Regis Corp., Regis, Inc., and any and all of their respective subsidiaries, affiliates, predecessors, successors and/or assigns, “Regis” or “Corporation”). This Agreement sets out the terms of your separation from Regis. Under this Agreement, Regis will provide you with certain benefits as set forth in this Agreement. Such benefits will be provided in exchange for your Agreement to the terms set forth below and in the Exhibits to this Agreement, including, but not limited to, waiving and releasing certain legal claims you may have against Regis. Except as modified by this Agreement, this Agreement incorporates all terms of the Amended and Restated Employment Agreement made by and between Regis and you dated August 31, 2012 (the “Employment Agreement”) and any capitalized term used in this Agreement and not defined in this Agreement has the meaning ascribed to such term in the Employment Agreement.

TERMS OF AGREEMENT

1.
Employment During The Transition Period. Subject to the terms and conditions of this Agreement, Regis agrees to continue your employment with Regis, and you hereby accept such continued employment by Regis, for the period (the “Transition Period”) commencing on the date you sign this Agreement and Exhibit A to this Agreement (the “First Release”) (the “Effective Date”) and continuing until the earlier of (a) February 28, 2014 (the “Anticipated Separation Date”), or (b) the date on which your employment is earlier terminated under Section 5 of the Employment Agreement; provided, however, that Regis agrees that it will not terminate your employment without Cause before February 28, 2014. The effective date of the termination of your employment with Regis for any reason is referred to herein as the “Separation Date.”

2.
Duties. While employed by Regis during the Transition Period, you shall perform such duties as may be reasonably assigned to you by Regis. Regis anticipates that your duties as of the Effective Date will remain consistent with the duties identified in Section 2 of the Employment Agreement through January 31, 2014. From February 1, 2014 through February 28, 2014, you shall be available to perform such duties as may be requested by the Corporation’s Chief Executive Officer and the Board may request from time to time but will not be expected to maintain regular office hours. You specifically acknowledge that agree that any changes to your duties or responsibilities during the Transition Period will not give you ground to resign for Good Reason before the Anticipated Separation Date. At all times during the Transition Period you shall follow all applicable policies and procedures previously adopted by Regis or adopted by Regis during the Transition Period, including without limitation policies related to business ethics, conflict of interest, confidentiality and protection of trade secrets, and shall not engage in any activity during the Transition Period that is detrimental or is reasonably likely to be detrimental to the Corporation’s best interests.

3.	Compensation, Benefits and Expense Reimbursements. All provisions of Section 4 of the Employment Agreement shall remain in effect during the Transition Period.

4.	First Release. At the same time you sign this Agreement, you shall also sign the First Release.

5.	Separation Compensation.

a.
Whether or not you sign this Agreement and the First Release, Regis will pay you all wages you have earned through and including the Separation Date, all compensation accrued as of the Separation Date under each plan or program of the Corporation in which you may be participating as of the Separation Date in accordance with the terms of such plan or program, and your accrued but unused PTO benefit.

b.
Subject to the conditions in Section 5.c. below, if (and only if) your employment with Regis terminates (i) on the Anticipated Separation Date, (ii) prior to the Anticipated Separation Date because you resign for Good Reason, or (iii) prior to the Anticipated Separation Date because Regis terminates your employment without Cause (which Regis acknowledges would be a breach of this Agreement), then Regis shall provide you with the following payments and benefits (collectively, the “Separation Benefits”): (A) the Severance Payment and benefits continuation identified in Sections 6(b)(iii) and (iv) of the Employment Agreement, (B) outplacement services provided by an outplacement vendor selected by the Corporation in its discretion, payable directly to the outplacement vendor selected by the Corporation, provided any such outplacement services will not exceed $10,000.00 and will expire no later than August 31, 2014; and (C) eligibility to receive an additional discretionary payment of up to $100,000.00, less applicable withholdings, which amount (if any) will be determined by the Corporation in its sole discretion on or about February 28, 2015 and, if the Corporation decides that any such payment will be made, payable to you in a lump sum on the Corporation’s first regular payroll date after February 28, 2015 (the “Additional Discretionary Payment”).

c.
Your receipt of the Separation Benefits is subject to your satisfaction of the following conditions: (i) you have signed and not rescinded the First Release within the applicable periods specified in the First Release; (ii) on or within 21 days after the Separation Date, you have signed a second release in the form attached to this Agreement as Exhibit B (the “Second Release”) (which the Corporation shall provide to you no later than the Termination Date); (iii) you have not rescinded the Second Release within the rescission period set forth in the Second Release; and (iv) you are in strict compliance with all of your obligations under this Agreement and the Employment Agreement (including but not limited to, with respect to the Additional Discretionary Payment that may be payable in March 2015, your compliance with Sections 7, 9 and 11 of this Agreement).

6.
Interpretation of Releases. This Agreement will not be interpreted or construed to limit the First Release or the Second Release in any manner. The existence of any dispute respecting the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release or the Second Release.

7.
Cooperation. At the Corporation’s reasonable request and upon reasonable notice, you will, from your Separation Date through February 28, 2015 and without further consideration, timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents as may be necessary or appropriate to formalize and complete the applicable corporate records and be reasonably available to discuss and consult with Regis regarding business matters that you were directly involved with while employed by Regis or such other matters as Regis may want to discuss with you for up to a total of twenty (20) hours.

8.
References. You agree that you will refer any and all reference checks regarding your employment with Regis to Jen Vick at 952-947-7385. For all reference checks that are referred to such person, references will be limited to confirmation of your dates of employment and last position held.

9.
Confidentiality and Non-Disparagement. To the fullest extent permitted by law, you will not, directly or indirectly, disclose the terms of this Agreement or the Exhibits to anyone other than your attorney, spouse, or significant other, or except as required for accounting, tax, or other legally-mandated or legally-permitted purposes, provided that, unless there is a legal reason for the disclosure, any such person to whom disclosure is made shall, prior to disclosure, specifically agree to keep this Agreement and the Exhibits confidential. To the fullest extent permitted by law, you also agree not to make or endorse any disparaging or negative remarks or statements (whether oral, written, or otherwise) concerning Regis or its predecessors, successors, and/or assigns, as well as past and present officers, directors, agents, and/or employees.

10.
Acknowledgement of Obligations under the Employment Agreement. You acknowledge your obligations under the Employment Agreement, including without limitation the obligations identified in Sections 8 and 9 of the Employment Agreement, and hereby reaffirm your agreement to comply with those obligations.

11.
Return of Corporate Property. Upon termination of your employment with Regis, or at any earlier time upon request from Regis, you shall deliver promptly to Regis all Regis property that is in your possession or under your control, including without limitation any computers, cellular telephones, pagers, credit cards, keys, records, files, documents, data, product samples, photographs, video tapes, audio tapes, computer disks and other computer storage media. Notwithstanding this Section 11, you may keep documents pertaining to your compensation and/or benefits.

12.	Binding Nature of Agreement. This Agreement is binding on the parties and their heirs, administrators, representatives, executors, successors, and assigns.

13.
Consideration and Rescission Periods. The periods described in the First Release during which you may consider whether to sign or may rescind the First Release and the procedures stated in the First Release for accepting or rescinding the First Release also apply to this Agreement. The First Release and this Agreement must be accepted or rescinded together. Rescission of one of these documents will be deemed a rescission of both of them.

14.
Compliance with the Age Discrimination in Employment Act (“ADEA”) and Notice of Right to Consider and Rescind Agreement. You understand that this Agreement and the First Release have to meet certain requirements to validly release any claims you might have under the ADEA (including under the Older Workers’ Benefit Protection Act), and you represent that all such requirements have been satisfied, including that:

a.	The Agreement and the First Release are written in a manner that is understandable to you;

b.	You are specifically waiving ADEA rights;

c.	You are not waiving ADEA rights arising after the date of your signing this Agreement and the First Release;

d.	You are receiving valuable consideration in exchange for execution of this Agreement and the First Release that you would not otherwise be entitled to receive;

e.	Regis is hereby, in writing, encouraging you to consult with an attorney before signing this Agreement and the First Release; and

f.	You received 21 days to consider this Agreement and the First Release and at least 7 days to rescind this Agreement and the First Release (you are actually receiving 15 days to rescind).

15.	Severability. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

16.
Entire Agreement. Except to the extent that you have an arbitration agreement with Regis, this Agreement, the First Release, the Second Release and the Employment Agreement set out the entire agreement between you and Regis and supersede any and all prior oral or written agreements or understandings between you and Regis concerning your termination of employment. This Agreement amends and modifies the Employment Agreement only to the extent the terms of this Agreement specifically amend the Employment Agreement; the Employment Agreement shall otherwise remain in full force and effect in accordance with its terms. Any arbitration agreement that you have with Regis will continue in full force and effect.

17.	Employee Representations. You represent that you:

a.    have the right and we have encouraged you to review all aspects of this Agreement and its Exhibits with an attorney of your choice;

b.    have had the opportunity to consult with an attorney of your choice and have either done so or freely chosen not to do so;

c.    have carefully read and fully understand all the provisions of this Agreement and its Exhibits; and

d.    are freely, knowingly, and voluntarily entering into this Agreement and the First Release.

18.
No Admission of Liability. Regis denies any and all liability to you. You understand and agree that this Agreement and its Exhibits are not an admission of wrongdoing or liability, including, but not limited to, any violation of any federal, state, and/or local law, statute, ordinance, contract, and/or principle of common law by Regis and/or any individuals and/or entities associated with Regis.

19.
Attorneys’ Fees. You agree that you are responsible for your own attorneys’ fees and costs, if any, incurred in any respect, including but not limited to in connection: with your employment with Regis; with the termination of your employment with Regis; and with negotiating and executing this Agreement.

20.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota and the laws of the United States, where applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Dated:	1/13/2014		/s/ Norma Knudsen

			Employee (print name):	Norma Knudsen

REGIS CORPORATION:

Dated:	1/13/2014	By:	/s/ Dan Hanrahan

		Its:	CEO

EXHIBITS

TRANSITION AND SEPARATION AGREEMENT

FIRST RELEASE BY NORMA KNUDSEN

Definitions. I intend all words used in this First Release to have their plain meanings in ordinary English. Specific terms that I use in this First Release have the following meanings:

A.    I, me, and my means Norma Knudsen and anyone who has or obtains any legal rights or claims through Norma Knudsen.

B.    Employer means Regis Corporation, any entity related to Regis Corporation in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of Regis Corporation.

C.
Company means Employer; the present and past officers, directors, members, committees, shareholders (together with any officers, partners, managers members, employees, agents and affiliates of any such shareholder), agents, and employees of Employer; any company providing insurance to Employer in the present or past; the present and past employee benefit plans sponsored or maintained by Employer (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Employer; and anyone who acted on behalf of Employer or on instructions from Employer.

D.    Agreement means the Transition and Separation Agreement between Employer and me that I am executing on the same date on which I execute this First Release, including all of the documents attached to the Agreement.

E.    My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.    all claims arising out of or relating to my employment with Employer or the termination of that employment;

2.    all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.    all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.    all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Minnesota Human Rights Act, the Minnesota’s Whistleblower Act, the Minneapolis Civil Rights Ordinance, the Minnesota Business Corporations Act, and workers’ compensation non-interference or non-retaliation statutes;

5.    all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.
all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form (including without limitation restricted units, unit options and any other form of equity-based compensation), vacation pay, perquisites, and expense reimbursements;

7.    all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.    all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.    all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived, (ii) any claims that may arise after the date on which I sign this First Release, (iii) any claims I have to any amounts under Employer’s 401(k) plan or other qualified employee benefit plans, (iv) any claims for unemployment benefits, or (v) any claims for breach of the Agreement.

Agreement to Release My Claims. I will receive consideration from Employer as set forth in the Agreement if I sign and do not rescind this First Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from Employer if I did not sign this First Release or if I rescinded this First Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand that nothing in this Release is intended to and this Release does not (a) impose any condition, penalty, or other limitation affecting my right to challenge this Release; (b) constitute an unlawful release of any of my rights; or (c) prevent or interfere with my ability and/or right to: (1) provide truthful testimony if under subpoena to do so; (2) file any charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state, and/or local governmental entity; and/or (3) respond as otherwise provided by law.

No Other Rights To Compensation. I understand and acknowledge that, except as provided in the Agreement and subject to the terms and conditions of the Agreement, the Company is not obligated to make any payments to me of any kind and does not have any other outstanding obligations to me under any agreement or arrangement between me and the Company or under any Company plan or policy.

Additional Agreements and Understandings. Even though Employer will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Confidentiality. I understand that the terms of this First Release are confidential and that I may not disclose those terms to any person except under the limited circumstances described in the Agreement.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this First Release. My decision whether to sign this First Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days from the day that I receive this First Release, not counting the day upon which I receive it, to consider whether I wish to sign this First Release. If I sign this First Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this First Release. I also agree that any changes made to this First Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this First Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This First Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this First Release, I must deliver this First Release, after I have signed and dated it, to Employer by hand or by mail within the 21-day period that I have to consider this First Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Employer by hand or by mail within the 15-day revocation period. All deliveries must be made to Employer at the following address:

Regis Corporation
Attn: Katherine M. Merrill
7201 Metro Boulevard
Minneapolis, MN 55439

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to Employer at the address stated above.

Interpretation of the Release. This First Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this First Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this First Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Employer. No child support orders, garnishment orders, or other orders requiring that money owed to me by Employer be paid to any other person are now in effect.

I represent and confirm that I have been fully paid for all wages, commissions, bonuses, and other compensation that I have earned through the date of this First Release.

I have read this First Release carefully. I understand all of its terms. In signing this First Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this First Release and the Agreement to be legally binding.

Dated:

Norma Knudsen

TRANSITION AND SEPARATION AGREEMENT

SECOND RELEASE BY NORMA KNUDSEN

Definitions. I intend all words used in this Second Release to have their plain meanings in ordinary English. Specific terms that I use in this Second Release have the following meanings:

A.    I, me, and my means Norma Knudsen and anyone who has or obtains any legal rights or claims through Norma Knudsen.

B.    Employer means Regis Corporation, any entity related to Regis Corporation in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of Regis Corporation.

C.
Company means Employer; the present and past officers, directors, members, committees, shareholders (together with any officers, partners, managers members, employees, agents and affiliates of any such shareholder), agents, and employees of Employer; any company providing insurance to Employer in the present or past; the present and past employee benefit plans sponsored or maintained by Employer (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Employer; and anyone who acted on behalf of Employer or on instructions from Employer.

D.    Agreement means the Transition and Separation Agreement between Employer and me that I signed on ________________, including all of the documents attached to the Agreement.

E.    My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.    all claims arising out of or relating to my employment with Employer or the termination of that employment;

2.    all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.    all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.    all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Minnesota Human Rights Act, the Minnesota’s Whistleblower Act, the Minneapolis Civil Rights Ordinance, the Minnesota Business Corporations Act, and workers’ compensation non-interference or non-retaliation statutes;

5.    all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.
all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form (including without limitation restricted units, unit options and any other form of equity-based compensation), vacation pay, perquisites, and expense reimbursements;

7.    all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.    all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.    all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived, (ii) any claims that may arise after the date on which I sign this Second Release, (iii) any claims I have to any amounts under Employer’s 401(k) plan or other qualified employee benefit plans, (iv) any claims for unemployment benefits, or (v) any claims for breach of the Agreement.

Agreement to Release My Claims. I will receive consideration from Employer as set forth in the Agreement if I sign and do not rescind this Second Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from Employer if I did not sign this Second Release or if I rescinded this Second Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims. I understand that nothing in this Release is intended to and this Release does not (a) impose any condition, penalty, or other limitation affecting my right to challenge this Release; (b) constitute an unlawful release of any of my rights; or (c) prevent or interfere with my ability and/or right to: (1) provide truthful testimony if under subpoena to do so; (2) file any charge with or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state, and/or local governmental entity; and/or (3) respond as otherwise provided by law.

No Other Rights To Compensation. I understand and acknowledge that, except as provided in the Agreement and subject to the terms and conditions of the Agreement, the Company is not obligated to make any payments to me of any kind and does not have any other outstanding obligations to me under any agreement or arrangement between me and the Company or under any Company plan or policy.

Additional Agreements and Understandings. Even though Employer will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Confidentiality. I understand that the terms of this Second Release are confidential and that I may not disclose those terms to any person except under the limited circumstances described in the Agreement.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Second Release and I have done so. My decision whether to sign this Second Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days after the day I receive this Second Release or the last day of my employment with Employer, whichever is later, to consider whether I wish to sign this Second Release. If I sign this Second Release before the end of the 21-day period immediately following the termination of my employment, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Second Release. I also agree that any changes made to this Second Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this Second Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Second Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Second Release, I must deliver this Second Release, after I have signed and dated it, to Employer by hand or by mail within the 21-day period that I have to consider this Second Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Employer by hand or by mail within the 15-day revocation period. All deliveries must be made to Employer at the following address:

Regis Corporation
Attn: Katherine M. Merrill
7201 Metro Boulevard
Minneapolis, MN 55439

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to Employer at the address stated above.

Interpretation of the Release. This Second Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Second Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Second Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Employer. No child support orders, garnishment orders, or other orders requiring that money owed to me by Employer be paid to any other person are now in effect.

I represent and confirm that I have been fully paid for all wages, commissions, bonuses, and other compensation that I have earned through the date of this Second Release.

I have read this Second Release carefully. I understand all of its terms. In signing this Second Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this Second Release and the Agreement to be legally binding.

Dated:

Norma Knudsen